For Release:	Immediately	Exhibit 99.1

Contact:	Media -
	Aidan Gormley - Director, Global Communications and Branding	216-896-3258
aidan.gormley@parker.com

Financial Analysts -
	Jeff Miller - Vice President, Investor Relations	216-896-2708
jeffrey.miller@parker.com

Stock Symbol:	PH - NYSE
Parker Reports Fiscal 2024 Third Quarter Results

–Sales were a record at $5.07 billion; organic sales increased 1%
–Segment operating margin was 21.5%, or a record 24.7% adjusted, an increase of 150 basis points
–EPS were $5.56, or a record $6.51 adjusted, an increase of 10%
–Company increases outlook for segment operating margin and EPS
–2024 Investor Meeting scheduled for May 16 at 2 p.m. Eastern time

CLEVELAND, May 2, 2024 -- Parker Hannifin Corporation (NYSE: PH), the global leader in motion and control technologies, today reported results for the fiscal 2024 third quarter ended March 31, 2024. Sales were $5.07 billion compared with $5.06 billion in the third quarter of fiscal 2023. Net income was $726.6 million compared with $590.9 million in the prior year quarter. Adjusted net income was $850.7 million, an increase of 10% compared with $771.9 million in the third quarter of fiscal 2023. Earnings per share were $5.56 compared with $4.54 in the prior year quarter. Adjusted earnings per share increased 10% to a record at $6.51 compared with $5.93 in the third quarter of fiscal 2023. Fiscal 2024 year-to-date cash flow from operations increased 20% to a record $2.1 billion, or 14.6% of sales, compared with $1.8 billion, or 12.8% of sales, in the prior year. A reconciliation of non-GAAP measures is included in the financial tables of this press release.

“We produced record results this quarter across nearly all key metrics, a reflection of the strength of our transformed portfolio and our global team’s ability to drive operational improvements,” said Chairman and Chief Executive Officer, Jenny Parmentier. “We delivered significant adjusted segment operating margin improvement with our Aerospace Systems Segment delivering another standout quarter. Our strong performance also led to record year-to-date operating cash flow.”

Segment Results
Diversified Industrial Segment: North American third quarter sales decreased 5% to $2.2 billion and operating income was $490.5 million compared with $489.3 million in the same period a year ago. On an adjusted basis, North American operating income was $538.3 million, or 24.1% of sales, a 120 basis point increase compared with the third quarter of fiscal 2023. International third quarter sales decreased 6% to $1.4 billion and operating income was $309.8 million compared with $329.5 million in the same period a year ago. On an adjusted basis, International operating income was $336.6 million, or 23.5% of sales, a 10 basis point increase compared with the prior year quarter.

Aerospace Systems Segment: Third quarter sales increased 18% to $1.4 billion and operating income was $289.3 million compared with $133.9 million in the same period a year ago. On an adjusted basis, operating income was $376.1 million, or 26.7% of sales, a 320 basis point increase compared with the prior year quarter.

Orders
The company reported the following orders for the quarter ending March 31, 2024, compared with the same quarter a year ago:
· Orders were flat for total Parker
· Orders decreased 4% in the Diversified Industrial North America businesses
· Orders decreased 8% in the Diversified Industrial International businesses
· Orders increased 15% in the Aerospace Systems Segment on a rolling 12-month average basis.

Outlook
Parker's outlook for the fiscal year ending June 30, 2024 has been updated. The company expects total sales growth in fiscal 2024 to be approximately 4%; total segment operating margin of approximately 21.2%, or 24.6% on an adjusted basis; and earnings per share in the range of $20.80 to $21.00, or $24.65 to $24.85 on an adjusted basis. Reconciliations of forecasted segment operating margin to adjusted forecasted segment operating margin and forecasted earnings per share to adjusted forecasted earnings per share are included in the financial tables of this press release.

Parmentier added, “We are increasing our outlook for fiscal 2024 based on the strong third quarter performance delivered by our team members and double-digit organic growth in aerospace. Parker remains well positioned to continue producing record performance and creating shareholder value by executing The Win Strategy™. We look forward to presenting more about our promising future at our upcoming investor day on May 16, 2024.”

NOTICE OF WEBCAST: Parker Hannifin's webcast to discuss its fiscal 2024 third quarter results is available to all interested parties via live webcast today at 11:00 a.m. ET, at www.phstock.com. A replay of the webcast will be available on the site approximately one hour after the completion of the call and will remain available for one year. To register for e-mail notification of future events please visit www.phstock.com.

About Parker Hannifin
Parker Hannifin is a Fortune 250 global leader in motion and control technologies. For more than a century the company has been enabling engineering breakthroughs that lead to a better tomorrow. Parker has increased its annual dividend per share paid to shareholders for 68 consecutive fiscal years, among the top five longest-running dividend-increase records in the S&P 500 index. Learn more at www.parker.com or @parkerhannifin.

Note on Orders
Orders provide near-term perspective on the company's outlook, particularly when viewed in the context of prior and future quarterly order rates. However, orders are not in themselves an indication of future performance. All comparisons are at constant currency exchange rates, with the prior year restated to the current-year rates. Beginning in the third quarter of fiscal 2023, all comparisons include acquisitions in both the numerator and denominator and exclude divestitures. Diversified Industrial comparisons are on 3-month average computations and Aerospace Systems comparisons are on rolling 12-month average computations.

Note on Net Income
Net income referenced in this press release is equal to net income attributable to common shareholders.

Note on Non-GAAP Financial Measures
This press release contains references to non-GAAP financial information including (a) adjusted net income; (b) adjusted earnings per share; (c) adjusted segment operating margins; (d) adjusted segment operating income; and (e) organic sales growth. The adjusted net income, earnings per share, segment operating margin, segment operating income and organic sales measures are presented to allow investors and the company to meaningfully evaluate changes in net income, earnings per share and segment operating margins on a comparable basis from period to period. Comparable descriptions of record adjusted results in this release refer only to the period from the first quarter of FY2011 to the periods presented in this release. This period coincides with recast historical financial results provided in association with our FY2014 change in segment reporting. A reconciliation of non-GAAP measures is included in the financial tables of this press release.

Forward-Looking Statements
Forward-looking statements contained in this and other written and oral reports are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. Often but not always, these statements may be identified from the use of forward-looking terminology such as “anticipates,” “believes,” “may,” “should,” “could,” “expects,” “targets,” “is likely,” “will,” or the negative of these terms and similar expressions, and include all statements regarding future performance, earnings projections, events or developments. Neither Parker nor any of its respective associates or directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements will actually occur. Parker cautions readers not to place undue reliance on these statements. It is possible that the future performance and earnings projections of the company, including its individual segments, may differ materially from past performance or current expectations. A change in the economic conditions in individual markets may have a particularly volatile effect on segment performance.

Among other factors which may affect future performance are: changes in business relationships with and purchases by or from major customers, suppliers or distributors, including delays or cancellations in shipments; disputes regarding contract terms or significant changes in financial condition, changes in contract cost and revenue estimates for new development programs and changes in product mix; the impact of political, social and economic instability and disruptions; ability to identify acceptable strategic acquisition targets; uncertainties surrounding timing, successful completion or integration of acquisitions and similar transactions, including the integration of Meggitt PLC; our ability to effectively manage expanded operations from acquisitions; the ability to successfully divest businesses planned for divestiture and realize the anticipated benefits of such divestitures; the determination to undertake business realignment activities and the expected costs thereof and, if undertaken, the ability to complete such activities and realize the anticipated cost savings from such activities; ability to implement successfully capital allocation initiatives, including timing, pricing and execution of share repurchases; availability, limitations or cost increases of raw materials, component products and/or commodities that cannot be recovered in product pricing; global economic factors, including manufacturing activity, air travel trends, currency exchange rates, difficulties entering new markets and general economic conditions such as inflation, deflation, interest rates, credit availability and changes in consumer habits and preferences; ability to manage costs related to insurance and employee retirement and health care benefits; legal and regulatory developments and changes; additional liabilities relating to changes in tax rates or exposure to additional income tax liabilities; ability to enter into, own, renew, protect and maintain intellectual property and know-how; leverage and future debt service obligations; potential impairment of goodwill; compliance costs associated with environmental laws and regulations; potential labor disruptions or shortages and the ability to attract and retain key personnel; uncertainties surrounding the ultimate resolution of outstanding legal proceedings, including the outcome of any appeals; global competitive market conditions, including U.S. trade policies and resulting effects on sales and pricing; local and global political and economic conditions, including the Russia-Ukraine war and other armed conflicts and their residual effects; inability to obtain, or meet conditions imposed for, required governmental and regulatory approvals; government actions and natural phenomena such as pandemics, floods, earthquakes, hurricanes or other natural phenomena that may be related to climate change; increased cyber security threats and sophisticated computer crime; and success of business and operating initiatives. Readers should consider these forward-looking statements in light of risk factors discussed in Parker’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023 and other periodic filings made with the SEC.

###

PARKER HANNIFIN CORPORATION - MARCH 31, 2024				Exhibit 99.1
CONSOLIDATED STATEMENT OF INCOME
(Unaudited)	Three Months Ended March 31,		Nine Months Ended March 31,
(Dollars in thousands, except per share amounts)	2024	2023	2024	2023
Net sales	$5,074,356	$5,061,665	$14,742,791	$13,969,251
Cost of sales	3,279,650	3,340,764	9,478,961	9,373,032
Selling, general and administrative expenses	816,337	868,393	2,496,830	2,519,163
Interest expense	123,732	151,993	387,229	416,718
Other income, net	(65,406)	(55,866)	(228,872)	(116,131)
Income before income taxes	920,043	756,381	2,608,643	1,776,469
Income taxes	193,309	165,421	548,780	402,011
Net income	726,734	590,960	2,059,863	1,374,458
Less: Noncontrolling interests	160	71	611	478
Net income attributable to common shareholders	$726,574	$590,889	$2,059,252	$1,373,980

Earnings per share attributable to common shareholders:
Basic earnings per share	$5.65	$4.61	$16.03	$10.71
Diluted earnings per share	$5.56	$4.54	$15.82	$10.58

Average shares outstanding during period - Basic	128,502,829	128,293,039	128,467,209	128,343,788
Average shares outstanding during period - Diluted	130,593,026	130,151,487	130,169,331	129,831,989

CASH DIVIDENDS PER COMMON SHARE
(Unaudited)	Three Months Ended March 31,		Nine Months Ended March 31,
(Amounts in dollars)	2024	2023	2024	2023
Cash dividends per common share	$1.48	$1.33	$4.44	$3.99

RECONCILIATION OF ORGANIC GROWTH
(Unaudited)	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
Sales growth - as reported	0.3%	23.9%	5.5%	19.7%
Adjustments:
Acquisitions	—%	15.3%	3.6%	12.0%
Divestitures	(0.3)%	(0.5)%	(0.4)%	(0.4)%
Currency	(0.6)%	(2.4)%	0.2%	(3.9)%
Organic sales growth	1.2%	11.5%	2.1%	12.0%

PARKER HANNIFIN CORPORATION - MARCH 31, 2024				Exhibit 99.1
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS TO ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS
(Unaudited)	Three Months Ended March 31,		Nine Months Ended March 31,
(Dollars in thousands)	2024	2023	2024	2023
Net income attributable to common shareholders	$726,574	$590,889	$2,059,252	$1,373,980
Adjustments:
Acquired intangible asset amortization expense	141,216	145,147	438,763	374,417
Business realignment charges	8,468	8,241	35,914	17,480
Integration costs to achieve	13,256	31,244	29,676	76,653
Acquisition-related expenses	—	1,299	—	163,540
Loss on deal-contingent forward contracts	—	—	—	389,992
Net loss (gain) on divestitures	—	10,927	(25,651)	(362,003)
Amortization of inventory step-up to fair value	—	37,642	—	167,973
Tax effect of adjustments[1]	(38,779)	(53,520)	(108,403)	(195,766)
Adjusted net income attributable to common shareholders	$850,735	$771,869	$2,429,551	$2,006,266

RECONCILIATION OF EARNINGS PER DILUTED SHARE TO ADJUSTED EARNINGS PER DILUTED SHARE
(Unaudited)	Three Months Ended March 31,		Nine Months Ended March 31,
(Amounts in dollars)	2024	2023	2024	2023
Earnings per diluted share	$5.56	$4.54	$15.82	$10.58
Adjustments:
Acquired intangible asset amortization expense	1.08	1.12	3.36	2.88
Business realignment charges	0.06	0.06	0.27	0.13
Integration costs to achieve	0.10	0.24	0.23	0.59
Acquisition-related expenses	—	0.01	—	1.27
Loss on deal-contingent forward contracts	—	—	—	3.00
Net loss (gain) on divestitures	—	0.09	(0.20)	(2.78)
Amortization of inventory step-up to fair value	—	0.29	—	1.29
Tax effect of adjustments[1]	(0.29)	(0.42)	(0.82)	(1.51)
Adjusted earnings per diluted share	$6.51	$5.93	$18.66	$15.45

[1]This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. We estimate the tax effect of each adjustment item by applying our overall effective tax rate for continuing operations to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

PARKER HANNIFIN CORPORATION - MARCH 31, 2024				Exhibit 99.1
BUSINESS SEGMENT INFORMATION
(Unaudited)	Three Months Ended March 31,		Nine Months Ended March 31,
(Dollars in thousands)	2024	2023	2024	2023
Net sales
Diversified Industrial:
North America	$2,231,478	$2,342,590	$6,571,587	$6,615,035
International	1,434,165	1,524,515	4,227,057	4,277,227
Aerospace Systems	1,408,713	1,194,560	3,944,147	3,076,989
Total net sales	$5,074,356	$5,061,665	$14,742,791	$13,969,251
Segment operating income
Diversified Industrial:
North America	$490,452	$489,349	$1,458,355	$1,362,256
International	309,759	329,498	900,944	908,958
Aerospace Systems	289,339	133,905	778,711	234,849
Total segment operating income	1,089,550	952,752	3,138,010	2,506,063
Corporate general and administrative expenses	56,782	45,780	162,340	146,341
Income before interest expense and other (income) expense, net	1,032,768	906,972	2,975,670	2,359,722
Interest expense	123,732	151,993	387,229	416,718
Other (income) expense, net	(11,007)	(1,402)	(20,202)	166,535
Income before income taxes	$920,043	$756,381	$2,608,643	$1,776,469

RECONCILIATION OF SEGMENT OPERATING MARGINS TO ADJUSTED SEGMENT OPERATING MARGINS
(Unaudited)	Three Months Ended March 31,		Nine Months Ended March 31,
(Dollars in thousands)	2024	2023	2024	2023
Diversified Industrial North America sales	$2,231,478	$2,342,590	$6,571,587	$6,615,035

Diversified Industrial North America operating income	$490,452	$489,349	$1,458,355	$1,362,256
Adjustments:
Acquired intangible asset amortization	43,945	44,184	133,327	134,816
Business realignment charges	3,058	761	8,892	2,232
Integration costs to achieve	841	2,442	2,348	3,759
Adjusted Diversified Industrial North America operating income	$538,296	$536,736	$1,602,922	$1,503,063

Diversified Industrial North America operating margin	22.0%	20.9%	22.2%	20.6%
Adjusted Diversified Industrial North America operating margin	24.1%	22.9%	24.4%	22.7%

PARKER HANNIFIN CORPORATION - MARCH 31, 2024				Exhibit 99.1
RECONCILIATION OF SEGMENT OPERATING MARGINS TO ADJUSTED SEGMENT OPERATING MARGINS
(Unaudited)	Three Months Ended March 31,		Nine Months Ended March 31,
(Dollars in thousands)	2024	2023	2024	2023
Diversified Industrial International sales	$1,434,165	$1,524,515	$4,227,057	$4,277,227

Diversified Industrial International operating income	$309,759	$329,498	$900,944	$908,958
Adjustments:
Acquired intangible asset amortization	22,464	17,266	68,342	50,890
Business realignment charges	3,895	7,314	23,985	12,232
Integration costs to achieve	451	2,953	954	3,517
Adjusted Diversified Industrial International operating income	$336,569	$357,031	$994,225	$975,597

Diversified Industrial International operating margin	21.6%	21.6%	21.3%	21.3%
Adjusted Diversified Industrial International operating margin	23.5%	23.4%	23.5%	22.8%

(Unaudited)	Three Months Ended March 31,		Nine Months Ended March 31,
(Dollars in thousands)	2024	2023	2024	2023
Aerospace Systems sales	$1,408,713	$1,194,560	$3,944,147	$3,076,989

Aerospace Systems operating income	$289,339	$133,905	$778,711	$234,849
Adjustments:
Acquired intangible asset amortization	74,807	83,697	237,094	188,711
Business realignment charges	(12)	166	318	3,016
Integration costs to achieve	11,964	25,849	26,374	69,377
Amortization of inventory step-up to fair value	—	37,642	—	167,973
Adjusted Aerospace Systems operating income	$376,098	$281,259	$1,042,497	$663,926

Aerospace Systems operating margin	20.5%	11.2%	19.7%	7.6%
Adjusted Aerospace Systems operating margin	26.7%	23.5%	26.4%	21.6%

(Unaudited)	Three Months Ended March 31,		Nine Months Ended March 31,
(Dollars in thousands)	2024	2023	2024	2023
Total net sales	$5,074,356	$5,061,665	$14,742,791	$13,969,251

Total segment operating income	$1,089,550	$952,752	$3,138,010	$2,506,063
Adjustments:
Acquired intangible asset amortization	141,216	145,147	438,763	374,417
Business realignment charges	6,941	8,241	33,195	17,480
Integration costs to achieve	13,256	31,244	29,676	76,653
Amortization of inventory step-up to fair value	—	37,642	—	167,973
Adjusted total segment operating income	$1,250,963	$1,175,026	$3,639,644	$3,142,586

Total segment operating margin	21.5%	18.8%	21.3%	17.9%
Adjusted total segment operating margin	24.7%	23.2%	24.7%	22.5%

PARKER HANNIFIN CORPORATION - MARCH 31, 2024			Exhibit 99.1
CONSOLIDATED BALANCE SHEET
(Unaudited)	March 31,	June 30,	March 31,
(Dollars in thousands)	2024	2023	2023
Assets
Current assets:
Cash and cash equivalents	$405,484	$475,182	$534,831
Marketable securities and other investments	9,968	8,390	23,466
Trade accounts receivable, net	2,913,357	2,827,297	2,881,534
Non-trade and notes receivable	310,355	309,167	349,903
Inventories	2,966,336	2,907,879	3,067,614
Prepaid expenses and other	337,055	306,314	376,066
Total current assets	6,942,555	6,834,229	7,233,414
Property, plant and equipment, net	2,870,919	2,865,030	2,843,795
Deferred income taxes	72,808	81,429	131,782
Investments and other assets	1,150,784	1,104,576	1,188,671
Intangible assets, net	7,961,957	8,450,614	8,287,517
Goodwill	10,579,307	10,628,594	10,830,548
Total assets	$29,578,330	$29,964,472	$30,515,727

Liabilities and equity
Current liabilities:
Notes payable and long-term debt payable within one year	$4,080,759	$3,763,175	$1,992,919
Accounts payable, trade	1,964,211	2,050,934	2,080,147
Accrued payrolls and other compensation	514,021	651,319	543,527
Accrued domestic and foreign taxes	358,061	374,571	270,807
Other accrued liabilities	1,077,318	895,371	900,769
Total current liabilities	7,994,370	7,735,370	5,788,169
Long-term debt	7,290,208	8,796,284	11,412,304
Pensions and other postretirement benefits	455,254	551,510	781,139
Deferred income taxes	1,528,529	1,649,674	1,780,533
Other liabilities	709,548	893,355	960,417
Shareholders' equity	11,590,852	10,326,888	9,781,297
Noncontrolling interests	9,569	11,391	11,868
Total liabilities and equity	$29,578,330	$29,964,472	$30,515,727

PARKER HANNIFIN CORPORATION - MARCH 31, 2024		Exhibit 99.1
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)	Nine Months Ended March 31,
(Dollars in thousands)	2024	2023
Cash flows from operating activities:
Net income	$2,059,863	$1,374,458
Depreciation and amortization	696,463	609,066
Stock incentive plan compensation	128,682	117,536
Gain on sale of businesses	(23,667)	(366,345)
Loss (gain) on property, plant and equipment and intangible assets	5,847	(1,270)
Gain on marketable securities	(55)	(1,391)
Gain on investments	(2,555)	(4,341)
Net change in receivables, inventories and trade payables	(244,268)	(19,052)
Net change in other assets and liabilities	(427,509)	(77,389)
Other, net	(45,724)	163,622
Net cash provided by operating activities	2,147,077	1,794,894
Cash flows from investing activities:
Acquisitions (net of cash of $89,704 in 2023)	—	(7,146,110)
Capital expenditures	(283,328)	(272,603)
Proceeds from sale of property, plant and equipment	8,905	11,821
Proceeds from sale of businesses	75,561	471,720
Purchases of marketable securities and other investments	(10,091)	(31,275)
Maturities and sales of marketable securities and other investments	8,664	35,075
Payments of deal-contingent forward contracts	—	(1,405,418)
Other	5,988	251,875
Net cash used in investing activities	(194,301)	(8,084,915)
Cash flows from financing activities:
Net payments for common stock activity	(237,689)	(199,911)
Acquisition of noncontrolling interests	(2,883)	—
Net (payments for) proceeds from debt	(1,193,373)	906,811
Financing fees paid	—	(8,911)
Dividends paid	(571,583)	(513,232)
Net cash (used in) provided by financing activities	(2,005,528)	184,757
Effect of exchange rate changes on cash	(16,946)	(7,781)
Net decrease in cash, cash equivalents and restricted cash	(69,698)	(6,113,045)
Cash, cash equivalents and restricted cash at beginning of year	475,182	6,647,876
Cash and cash equivalents at end of period	$405,484	$534,831

PARKER HANNIFIN CORPORATION - MARCH 31, 2024	Exhibit 99.1
RECONCILIATION OF FORECASTED SEGMENT OPERATING MARGIN TO ADJUSTED FORECASTED SEGMENT OPERATING MARGIN

(Unaudited)
(Amounts in percentages)	Fiscal Year 2024
Forecasted segment operating margin	~21.2%
Adjustments:
Business realignment charges	0.3%
Costs to achieve	0.2%
Acquisition-related intangible asset amortization expense	2.9%
Adjusted forecasted segment operating margin	~24.6%

RECONCILIATION OF FORECASTED EARNINGS PER DILUTED SHARE TO ADJUSTED FORECASTED EARNINGS PER DILUTED SHARE

(Unaudited)
(Amounts in dollars)	Fiscal Year 2024
Forecasted earnings per diluted share	$20.80 to $21.00
Adjustments:
Business realignment charges	0.46
Costs to achieve	0.27
Acquisition-related intangible asset amortization expense	4.44
Net gain on divestitures	(0.20)
Tax effect of adjustments[1]	(1.12)
Adjusted forecasted earnings per diluted share	$24.65 to $24.85

[1]This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. We estimate the tax effect of each adjustment item by applying our overall effective tax rate for continuing operations to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.